Exhibit 3.2












                                     BYLAWS

                                       OF

                            MAXUS REALTY TRUST, INC.


                         AS AMENDED THROUGH MAY 10, 2005




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                               TABLE OF CONTENTS
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ARTICLE I  THE TRUST: DEFINITIONS........................................................................1
         1.1      Name...................................................................................1
         1.2      Places of Business.....................................................................1
         1.3      Nature of Trust........................................................................1
         1.4      Definitions............................................................................1

ARTICLE II  TRUSTEES.....................................................................................4
         2.1      Number of Trustees.....................................................................4
         2.2      Election and Term of Office............................................................5
         2.3      Vacancies..............................................................................5
         2.4      Place of Meeting.......................................................................5
         2.5      Organization Meetings..................................................................5
         2.6      Regular Meetings.......................................................................5
         2.7      Special Meetings.......................................................................5
         2.8      Quorum.................................................................................6
         2.9      Executive Committee....................................................................6
         2.10     Audit Committee........................................................................6
         2.11     Other Committees.......................................................................7
         2.12     Action by Written Consent..............................................................7
         2.13     Fees and Compensation..................................................................7
         2.14     Independent Trustees...................................................................7
         2.15     Removal of Trustee by Board of Trustees................................................8
         2.16     Removal of Trustees by Shareholders....................................................8

ARTICLE III  TRUSTEES' POWERS............................................................................8
         3.1      Power and Authority of Trustees........................................................8
         3.2      Trustees' Regulations.................................................................12
         3.3      Limit on Trustees' Obligations........................................................12
         3.4      Independent Trustees..................................................................12

ARTICLE IV  OFFICERS....................................................................................14
         4.1      Officers..............................................................................14
         4.2      Election and Term of Office...........................................................14
         4.3      Subordinate Officers..................................................................14
         4.4      Compensation..........................................................................14
         4.5      Chairman of the Board.................................................................14
         4.6      President.............................................................................14

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                               TABLE OF CONTENTS
                                  (Continued)
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         4.7      Executive or Senior Vice Presidents...................................................15
         4.8      Vice Presidents.......................................................................15
         4.9      Secretary.............................................................................15
         4.10     Assistant Secretaries.................................................................15
         4.11     Treasurer.............................................................................15
         4.12     Assistant Treasurer...................................................................16

ARTICLE V  ADVISOR; LIMITATION ON OPERATING EXPENSES....................................................16
         5.1      Employment of Advisor.................................................................16
         5.2      Qualification of Advisor..............................................................16
         5.3      Contract with Advisor.................................................................17
         5.4      Other Activities of the Advisor.......................................................17
         5.5      Limitation on Total Operating Expenses of the Trust...................................17

ARTICLE VI  INVESTMENT POLICY...........................................................................18
         6.1      General Statement of Policy...........................................................18
         6.2      Restrictions..........................................................................20
         6.3      Appraisals............................................................................21

ARTICLE VII  MEETINGS OF SHAREHOLDERS...................................................................21
         7.1      Place of Meetings.....................................................................21
         7.2      Annual Meetings.......................................................................21
         7.3      Special Meetings......................................................................21
         7.4      Closing of Transfer Books and Fixing of Record Dates..................................22
         7.5      Quorum................................................................................23
         7.6      Voting of Shares......................................................................23
         7.7      Action by Written Consent.............................................................23
         7.8      Proxies...............................................................................23

ARTICLE VIII  SHARES OF STOCK...........................................................................24
         8.1      Certificates..........................................................................24
         8.2      Transfer Agent, Dividend Disbursing Agent, Dividend
                  Reinvestment Plan Agent and Registrar.................................................24
         8.3      Transfer Agents and Registrars; Facsimile Signatures..................................24
         8.4      Lost Certificates.....................................................................25
         8.5      Transfer of Shares....................................................................25
         8.6      Registered Shareholders...............................................................25
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         8.7      Shareholders' Disclosure; call of Shares; Right to Refuse
                  to Transfer Shares or Warrants........................................................26
         8.8      Limitation on Acquisition and ownership Of Shares and
                  Warrants..............................................................................27
         8.9      Dividends or Distributions to Shareholders............................................28

ARTICLE IX  LIABILITY OF TRUSTEES, SHAREHOLDERS AND
OFFICERS AND OTHER MATTERS..............................................................................28
         9.1      Exculpation of Trustees, Officers and Others..........................................28
         9.2      (a)  Actions Involving Directors, Officers and Employees..............................29
         9.3      Right of Trustees, Officers and Others to Own Shares or
                  Other Property and to Engage in Other Business........................................31
         9.4      Transactions Between the Trust, the Trustees, the Advisor,
                  and Certain Affiliates................................................................31
         9.5      Persons Dealing with Trustees or Officers.............................................33
         9.6      Reliance..............................................................................33
         9.7      Income Tax Status.....................................................................34

ARTICLE X  MISCELLANEOUS................................................................................34
         10.1     Reports to Shareholders...............................................................34
         10.2     Notices...............................................................................34
         10.3     Inspection of Bylaws..................................................................35
         10.4     Inspection of Corporate Records.......................................................35
         10.5     Checks................................................................................35
         10.6     Fiscal Year...........................................................................35
         10.7     Seal..................................................................................35
         10.8     Power of Shareholders in Event of Merger or Sale of
                  Assets................................................................................35
         10.9     Conflicting Provisions................................................................36

ARTICLE XI  AMENDMENTS..................................................................................36
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                                     BYLAWS
                                       OF
                            MAXUS REALTY TRUST, INC.

                           AS AMENDED ON MAY 10, 2005

                                   ARTICLE I
                             THE TRUST: DEFINITIONS

     1.1 Name. The name of the corporation is "Maxus Realty Trust, Inc." Maxus Realty Trust, Inc. is referred to herein as the "Trust". As far as practicable and except as otherwise provided in the Articles of Incorporation and these Bylaws, the Trustees (as defined in Section 1.4(x) hereof) shall manage the business, conduct the affairs of the Trust and execute all documents in the name of Maxus Realty Trust, Inc.

     1.2 Places of Business. The registered office of the Trust in Missouri shall be located at 7701 Forsyth Boulevard, St. Louis, Missouri 63105 or at such other address within the State of Missouri as the Board of Trustees may from time to time authorize by duly adopted resolution. The Trust may maintain such other offices or places of business both within and without the State of Missouri as the Trustees may from time to time determine or as the business of the Trust may require.

     1.3 Nature of Trust. The Trust is a corporation organized under the laws of the State of Missouri. It is intended that the Trust shall qualify as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code during such period as the Trustees shall deem it advisable so to qualify the Trust.

     1.4 Definitions. As used in these Bylaws, the following terms shall have the following meanings unless the context otherwise requires:

          (a) Administrator. "Administrator" shall mean the official or agency administering the securities laws of a jurisdiction.

          (b) Advisor. "Advisor" shall mean any Person responsible for directing or performing the day-to-day business affairs of the Trust, including any Person to whom an Advisor subcontracts substantially all of such functions.

          (c) Affiliate. "Affiliate" of a specified Person (the "Specified Person") shall mean any Person (i) who directly or indirectly controls, is controlled by, or is under common control with the Specified Person; (ii) who owns or controls ten percent (10%) or more of the Specified Person's outstanding voting securities; (iii) in whom such Specified Person owns or controls ten percent (10%) or more of the outstanding voting securities;
     (iv) who is a director, partner, executive officer or trustee of the Specified Person; or (v) in whom the Specified Person is a director, partner, executive officer or trustee.

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          (d) Annual meeting of Shareholders.  "Annual Meeting of Share-holders"
     shall mean the meeting referred to in Section 7.2 hereof.

          (e) Annual Report. "Annual Report" shall mean the report referred to in section 10.1 hereof.

          (f) Appraisal. "Appraisal" shall mean a determination of the fair market value, as of the date of the Appraisal, of real property in its existing state or in a state to be created, such determination to be made by a qualified independent real estate appraiser selected by the Independent Trustees.

          (g) Articles of Incorporation. "Articles of Incorporation" shall mean the original Articles of Incorporation of the Trust and all amendments thereto.

          (h) Average Invested Assets. "Average Invested Assets" for any period shall mean the average of the aggregate book value (on an historical cost basis) of the assets of the Trust invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

          (i) Board of Trustees. "Board of Trustees" shall mean, as of any particular time, the members of the Board of Directors of the Trust.

          (j) Bylaws. "Bylaws" shall mean these Bylaws and all amendments, restatements or modifications thereof. References in these Bylaws to "herein", "hereof" and "hereunder" shall be deemed to refer to these By laws and shall not be limited to the particular text, article or section in which such words appear.

          (k) Independent Trustee(s). "Independent Trustee(s)" shall mean the Trustee(s) of the Trust who are not Affiliates, either directly or indirectly, of the Advisor or of any business entity which is an Affiliate of the Advisor. An indirect relationship shall include circumstances in which a member of the immediate family of a Trustee is an Affiliate of the Advisor or the Trust. The "immediate family" of a Trustee shall include only such Trustee's parents, grandparents, brothers and sisters, spouse, children and grandchildren.

          (l) Internal Revenue Code. "Internal Revenue code" shall mean the Internal Revenue Code of 1954, as amended.

          (m) Net Assets. "Net Assets" shall mean the Total Assets (other than intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly on a basis consistently applied.


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          (n) Net Income.  "Net Income" for any period shall mean total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

          (o) Person.   "Person"  shall   mean  any   individual,   corporation,
     partnership, trust or other entity.

          (p) REIT. "REIT" shall mean a real estate investment trust, as defined in the Internal Revenue Code.

          (q) REIT Provisions of the Internal Revenue Code. "REIT Provisions of the Internal Revenue Code" shall mean Part II of Subchapter M of Chapter 1 of Subtitle A of the Internal Revenue Code, as now enacted or hereafter amended, or successor statutes, and any regulations and rulings promulgated thereunder.

          (r) Securities. "Securities" shall mean any Shares, stock, shares, voting trust certificates, bonds, limited partnership interests, debentures, notes, or other evidences of indebtedness or ownership or, in general, any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to purchase or acquire any of the foregoing.

          (s) Shares. "Shares" shall mean the shares of common stock of the Trust, as described in Article VIII hereof.

          (t) Shareholders. "Shareholders" shall mean, as of any particular time, the holders of record of outstanding Shares at such time.

          (u) Total Assets. "Total Assets" shall mean the total assets of the Trust as shown on its balance sheet, without deducting therefrom any liabilities of the Trust and without deducting depreciation or other non-cash reserves.

          (v) Total operating Expenses of the Trust. "Total Operating Expenses of the Trust" for any period shall mean all expenses of the Trust regarded as operating expenses in accordance with generally accepted accounting principles, including expenses paid directly or indirectly by the Trust to the Advisor, Affiliates of the Advisor, or by third parties based upon their relationship with the Trust, including loan administration, servicing, engineering, inspection and all other operating expenses paid by the Trust, exclusive of

               (i) the cost of money borrowed by the Trust;

               (ii) taxes on income and taxes and assessments on real property and all other taxes applicable to the Trust;


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               (iii)  legal,  auditing,  accounting,  underwriting,   brokerage,
          private placement, listing, registration and other fees and printing, engraving and other expenses and taxes incurred in connection with the organization of the Trust and the issuance, distribution, transfer,
          registration  and  listing  of  the  Trust's   securities,   including
          compensation and direct expenses of partners, officers and employees of the Advisor and its Affiliates while directly engaged in such activities on behalf of the Trust;

               (iv) expenses connected directly with the acquisition, financing, refinancing, disposition, operation, maintenance and management of Trust assets, including but not limited to fees payable to the Advisor or its Affiliates in connection with the acquisition and disposition of Trust assets (including Incentive Compensation, as defined in the Advisory Agreement between the Trust and Nooney Advisors Ltd.), expenses connected with the maintenance, repair and improvement of Trust property, property management fees, leasing commissions, legal and accounting fees, premiums for insurance on property owned by the Trust, taxes, brokerage and sales commissions, title insurance and abstract expenses, provisions for depreciation, depletion and amortization, and losses on the disposition of assets and provisions for such losses;

               (v) expenses connected with communications to holders of Securities of the Trust and other bookkeeping and clerical work necessary in maintaining relations with holders of such Securities, including legal expenses; the cost of printing and mailing certificates for Securities, proxy solicitation materials and reports to holders of the Trust's Securities; and transfer agents', warrant agents' and dividend reinvestment plan agents' fees and expenses; and

               (vi)  expenses   related  to  the   organization,   modification,
          reorganization or liquidation of the Trust.

          (w) Trust. "Trust" shall mean Maxus Realty Trust, Inc.

          (x) Trustees. "Trustees" shall mean, as of any particular time, the directors of the Trust holding office at such time.

          (y) Trust Estate. "Trust Estate" shall mean, as of any particular time, any and all property, real, personal or otherwise, tangible or intangible, which is owned or held by the Trust, including but not limited to property which is transferred, conveyed or paid to the Trust and all rents, income, profits and gains therefrom.

                                   ARTICLE II
                                    TRUSTEES

     2.1 Number of Trustees. Unless and until changed by action of a majority of the entire Board of Trustees, the number of Trustees to constitute the Board of Trustees shall be nine (9), and, subject to the provisions of Section 2.14, at least a majority of the Trustees shall at all times be Independent Trustees. Any change in the number of


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members of the Board of Trustees  shall be reported to the Secretary of State of
Missouri within thirty (30) calendar days of such change. No reduction in the number of Trustees shall affect the term of office of any incumbent Trustee.

     2.2 Election and Term of Office. The Trustees, other than the initial Board of Trustees, shall be elected at the Annual Meeting of Shareholders, and each Trustee shall serve until the next succeeding Annual Meeting of Shareholders and until his successor shall have been elected and qualified. The initial Board of Trustees shall hold office until the first Annual Meeting of Shareholders.

     2.3 Vacancies. Vacancies on the Board of Trustees, including vacancies created by an increase in the number of Trustees, may be filled by the vote of a majority of the Trustees then in office, although less than a quorum, or by a sole remaining Trustee; provided, however, that replacements for vacancies amongst the Independent Trustees' positions shall be nominated by the Independent Trustees pursuant to Section 2.14 hereof so long as there remains one Independent Trustee in office. Each Trustee so elected shall hold office until the next election of Trustees by the Shareholders.

     2.4 Place of Meeting. The Trustees may hold their meetings and keep the books of the Trust at the registered office of the Trust or at such other place as they may from time to time determine and as may be permitted by law. Trustees may participate in a meeting of the Board of Trustees or in a meeting of any committee designated by the Board of Trustees by means of conference telephone or similar communications equipment whereby all Persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

     2.5 Organization Meetings. The first organization meeting of the Board of Trustees shall be held as soon as convenient after the organization of the Trust at the call of a majority of the Trustees. Thereafter, the Board of Trustees shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business immediately following each Annual Meeting of Shareholders. Notice of such meetings, with the exception of the initial organization meeting, is hereby dispensed with.

     2.6 Regular Meetings. Regular meetings of the Board of Trustees may be held without notice at such time and place as shall from time to time be determined by the Board of Trustees.

     2.7 Special Meetings. Special meetings of the Board of Trustees for any purpose or purposes may be called by any Trustee or, upon the written request of any Trustee, by the president or secretary of the Trust. Written notice of the time and place of special meetings shall be delivered personally to the Trustees or sent to each Trustee by mail or by other form of written communication, charges prepaid, addressed to the Trustee at such address as appears on the records of the Trust. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the registered


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office of the Trust is  located  at least four (4) days prior to the time of the special meeting. In case such notice is delivered personally or telegraphed, it shall be so delivered or deposited with the telegraph company at least forty-eight (48) hours prior to the time of the meeting.

     2.8 Quorum. At all meetings of the Board of Trustees a majority of the entire Board of Trustees shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board of Trustees, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     2.9 Executive Committee. The Board of Trustees, by resolution adopted by a majority of the entire Board of Trustees, may designate three (3) or more Trustees to constitute an Executive Committee; provided, however, that subject to the provisions of Section 2.14, at least a majority of the members of the Executive Committee shall at all times be Independent Trustees. The Executive Committee shall have and may exercise, between meetings of the Board of Trustees, all of the authority of the Board of Trustees in the management of the Trust. Vacancies in the membership of the Executive Committee shall be filled by the Board of Trustees at any regular or special meeting of the Board of Trustees. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Trustees when requested. Notwithstanding the foregoing, the designation of an Executive Committee shall not operate to relieve the Board of Trustees or any member thereof of any responsibility imposed upon it or him by statute, the REIT Provisions of the Internal Revenue Code, the Articles of Incorporation or these Bylaws.

     2.10 Audit Committee. The Board of Trustees, by resolution adopted by a majority of the entire Board of Trustees, may designate three (3) or more Independent Trustees to constitute the Audit Committee. The Audit Committee shall recommend to the Board of Trustees the accounting firm to be selected by the Board of Trustees as independent auditor of the Trust, and shall act on behalf of the Board of Trustees in meeting and reviewing with the independent auditors and the appropriate Trust officers matters relating to Trust financial reporting and accounting procedures and policies, the adequacy of Trust financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor, if any. The Audit Committee shall additionally submit to the Board of Trustees any recommendations it may have from time to time with respect to Trust financial reporting and accounting practices and policies and financial, accounting, and operation controls and safeguards, and shall have such other duties as shall be specified by resolution of the Board of Trustees. Vacancies in the membership of the Audit Committee shall be filled by the Board of Trustees at any regular or special meeting of the Board of Trustees.

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


Notwithstanding the foregoing, the designation of an Audit Committee shall not operate to relieve the Board of Trustees or any member thereof of any responsibility imposed upon it or him by statute, the REIT Provisions of the Internal Revenue Code, the Articles of Incorporation or these Bylaws.

     2.11 Other Committees. The Board of Trustees, by resolution adopted by a majority of the entire Board, may designate three (3) or more Trustees to constitute such other committees of the Board of Trustees as the Board of Trustees by resolution may establish; provided, however, that, subject to the provisions of Section 2.14, at least a majority of the members of each such committee shall at all times be Independent Trustees. Each such committee, to the extent provided in the resolutions establishing the committee, shall have and exercise all of the authority of the Board of Trustees in the management of the Trust. Vacancies in the membership of any such committee shall be filled by the Board of Trustees at any regular or special meeting of the Board of Trustees. Notwithstanding the foregoing, the designation of any such committees and the delegation thereto of authority shall not operate to relieve the Board of Trustees or any member thereof, of any responsibility imposed upon it or him by statute, the REIT Provisions of the Internal Revenue Code, the Articles of Incorporation or these Bylaws.

     2.12 Action by Written Consent. Any action which is required to be or may be taken at a meeting of the Trustees or of any committee of the Trustees may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Trustees or of the committee, as the case may be.

     2.13 Fees and Compensation. The Trustees shall be entitled to receive expenses of attendance, if any, for attendance at meetings of the Board and such reasonable compensation for their services as Trustees as the Trustees may fix or determine from time to time by resolution of the Board of Trustees; provided, however, that the Trustees of the Trust who are Affiliates of the Advisor or of business entities which are Affiliates of the Advisor shall not receive Compensation from the Trust for their services as Trustees of the Trust. The Trustees shall also be entitled to receive, directly or indirectly, compensation for services rendered to the Trust in any other capacity including, without limitation, services as an officer of the Trust, legal, accounting or other professional services, or services as a transfer agent, warrant agent, underwriter or broker; provided, however, that Trustees of the Trust who are directors, partners, officers, employees and agents of the Advisor or of Affiliates of the Advisor shall receive no compensation from the Trust for their services as officers of the Trust, except while directly engaged on behalf of the Trust in activities connected with the organization of the Trust and the issuance, distribution, transfer, registration and listing of the Trust's Securities.

     2.14 Independent Trustees. A majority of the Trustees of the Trust and a majority of the members of any Trust committee shall at all times be Independent Trustees; provided, however, that in the event that an Independent Trustee shall cease to

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be a Trustee,  whether by reason of resignation,  removal,  death, incapacity or otherwise, the Board of Trustees shall have a reasonable period of time to fill the vacancy created by the departure of such Independent Trustee with another
Independent   Trustee.   Replacements  for  vacancies  amongst  the  Independent
Trustees' positions shall be nominated by the Independent Trustees so long as there remains one Independent Trustee in office.

     2.15 Removal of Trustee by Board of Trustees. Any Trustee may be removed for cause by action of a majority of the entire Board of Trustees if the Trustee to be removed, at the time of removal, shall fail to meet the qualifications stated in the Articles of Incorporation or these Bylaws for election as a Trustee or shall be in breach of any agreement between such Trustee and the Trust relating to such Trustee's services as a Trustee or employee of the Trust. Notice of any proposed removal shall be given to all Trustees prior to action thereon.

     2.16 Removal of Trustees by Shareholders. The entire Board of Trustees may be removed, with or without cause, by a vote of the holders of a majority of the outstanding Shares then entitled to vote at an election of Trustees at a meeting of Shareholders called for the express purpose of removing Trustees and held at the registered office of the Trust or in the county in which the registered office is located. If less than the entire Board is to be removed at such a meeting, no one of the Trustees may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Trustees.

                                  ARTICLE III
                                TRUSTEES' POWERS

     3.1 Power and Authority of Trustees. The property and business of the Trust shall be controlled and managed by the Board of Trustees. Notwithstanding the designation "Trustees", the Trustees will have no different or greater level of fiduciary duty and responsibility than do directors of any Missouri business corporation. All powers of the Trust may be exercised by or under authority of the Board of Trustees, except as conferred on or reserved to the Shareholders by statute, by the Articles of Incorporation or by these Bylaws. Without prejudice to such general powers but subject to the same limitations, and in addition to any other powers conferred on the Trustees by law, the Articles of Incorporation and these Bylaws, it is hereby expressly declared that the Trustees shall have the following powers and authorities which may be exercised by them at any time and from time to time, in their sole judgment and discretion, and in such manner and upon such terms and conditions as they may from time to time deem proper:

          (a) To retain, invest and reinvest the capital or other funds of the Trust in and to purchase or otherwise acquire for such consideration as the Trustees deem proper and to hold for investment, all on behalf of the Trust, real and personal property of any kind, tangible or intangible, in entirety or in participation, all without regard to whether any such property is authorized by law for the investment of Trust funds.

          (b) To sell, rent, lease, hire, exchange, release, partition, negotiate, convey, transfer or otherwise dispose of any of the Trust's properties and assets in the ordinary course of its business without Shareholder approval.

          (c) To authorize the issue of Shares or other Securities of the Trust, which may be secured or unsecured and may be subordinated to any indebtedness of the Trust and may be convertible into Shares, and to grant warrants, options or other rights to acquire Shares to such Persons at such times and on such terms as the Trustees may deem advisable, and to list any of the foregoing Shares, other Securities, warrants, options or rights issued by the Trust on any securities exchange or to include them in the National Association of Securities Dealers, Inc. Automated Quotations System or other over-the-counter market, and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Shares, other Securities, warrants, options or rights; provided, however, that the Trustees shall not

               (i) Issue any non-voting or assessable Security;

               (ii) Issue equity Securities of more than one class;

               (iii) issue any redeemable equity Security, which shall mean any security, other than short-term paper, under the terms of which the holder, upon its presentation to the issuer or to a Person designated by the issuer, is entitled (whether absolutely or only out of surplus) to receive approximately his proportionate share of the issuer's current Net Assets, or the cash equivalent thereof;

               (iv) Issue debt Securities unless the historical debt service coverage in the most recently completed fiscal year, as adjusted for known changes, is sufficient to properly service such debt;

               (v) Other than in connection with the initial public offering, issue options or warrants to purchase its Shares at exercise prices less than the fair market value of such Shares on the date of grant and for consideration (which may include services) that, in the judgment of the Independent Trustees, has a market value less than the value of such options or warrants on the date of grant;

               (vi) Other than in connection with the initial public offering, issue options or warrants or similar evidences of a right to acquire its Securities unless issued (A) to all of its Security holders ratably, (B) as a part of a financing arrangement, or (C) as part of a stock option plan for Trustees, officers and employees of the Trust;

               (vii) Issue options or warrants to purchase its Shares that are exercisable more than five (5) years from their date of issuance; or

               (viii) Issue options or warrants to purchase its Shares upon such terms and in such amounts that the aggregate number of Shares issuable at any time upon exercise of the outstanding options and warrants would exceed an amount equal to ten percent (10%) of the outstanding Shares of the Trust on the date of the grant of any of the options or warrants.

          (d) To enter into leases, contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

          (e) To borrow money and incur indebtedness for the purposes of the Trust and to cause to be executed and delivered therefor, in the Trust name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and Securities therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any of the foregoing; provided, however, that:

               (i) the aggregate borrowings of the Trust, secured and unsecured, shall be reasonable in relation to the Net Assets of the Trust and shall be reviewed by the Trustees at least quarterly;

               (ii) [Intentionally omitted]; and

               (iii) [Intentionally omitted].

          (f) To create reserve funds for any purpose.

          (g) To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including without limitation taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trust Estate or any part thereof, and for any of the purposes herein.

          (h) To deposit funds of the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine.

          (i) To cause to be organized or assist in organizing any Person, under the laws of any jurisdiction, to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Estate or any part or parts thereof to or with any such Person in exchange for the Securities thereof or otherwise, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person in which the Trust holds or is about to acquire Securities or any other interest.

          (j) To enter into and participate in any plan of reorganization, consolidation, merger, combination, or other similar plan, to enter into any contract or agreement in connection with any such plan and to do all things necessary and proper or that the Trustees deem advisable in carrying out any such plan.

          (k) To enter into joint ventures, general or limited partnerships and any other lawful combinations or associations with independent third parties or with the Advisor or its Affiliates or a combination thereof; and provided further that the terms and conditions of any joint venture, combination or association entered into with the Advisor or its Affiliates have been approved by a majority of the disinterested Trustees.

          (l) To select and remove all officers, agents, representatives, employees and independent contractors of the Trust, to prescribe such powers and duties for them as may not be inconsistent with law, the Articles of Incorporation and these Bylaws, and to fix their compensation; provided, however, that no Affiliate of the Advisor may be selected as an officer, agent, representative, employee or independent contractor of the Trust except with the approval of a majority of the Independent Trustees.

          (m) To determine from time to time the value of all or any part of the Trust Estate and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such Appraisals or other information as the Trustees, in their sole judgment, may deem necessary.

          (n) To collect, sue for, and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof.

          (o) To renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust.

          (p) To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust, the

     Trustees, the Shareholders, officers, agents, representatives, employees and independent contractors of the Trust, or any or all of them, against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by any such Person as Trustee, shareholder, officer, agent, representative, employee or independent contractor, whether or not the Trust would have the power to indemnify such Person against such liability.

          (q) To from time to time change the fiscal year of the Trust.

          (r) To file any and all documents and take any and all such action as the Trustees, in their sole judgment, may deem necessary in order that the Trust may lawfully conduct its business in any jurisdiction.

          (s) To appoint, employ or contract with an independent contractor to serve as the manager of the property of the Trust; provided, however, that any determination to appoint, employ or contract with such an independent contractor shall be valid only if made or ratified with the approval of a majority of the Independent Trustees.

          (t) Generally to exercise all of the powers and to perform all of the acts and duties that from time to time may be permitted by law appertaining to their office.

     3.2 Trustees' Regulations. The Trustees may make, adopt, amend or repeal regulations containing provisions relating to the business of the Trust, the conduct of its affairs, its policies on investment and borrowing, its rights or powers and the rights or powers of its Shareholders, Trustees or officers, which regulations shall be consistent with law, the REIT Provisions of the Internal Revenue Code, the Articles of Incorporation and these Bylaws.

     3.3 Limit on Trustees' Obligations. The Trustees, in their capacity as Trustees, shall not be required to devote their entire time to the business and affairs of the Trust.

     3.4 Independent Trustees. Notwithstanding any other provision of these Bylaws, the Independent Trustees, in addition to their other duties, to the extent that they may legally do so, shall:

          (a) Monitor the relationship of the Trust with the Advisor. In this regard, the Independent Trustees as a group, in addition to all Trustees as a group, will have a fiduciary duty to the Shareholders to supervise the relationship of the Trust with the Advisor. The Independent Trustees will monitor the Advisor's performance of its contract and will determine at least annually that the Advisor's compensation is reasonable in relation to the nature and quality of services performed. Each such determination will be based on (i) the amount of the Advisor's compensation in relation to the size, composition and profitability of the Trust's portfolio, (ii) the investment opportunities generated by the Advisor, (iii) advisory fees paid by other real estate investment trusts and by investors other than real estate investment trusts to advisors performing services similar to those performed by the Advisor, (iv) other compensation paid to the Advisor and its Affiliates by the Trust or by others with whom the Trust does business, including underwriting and brokerage commissions, (v) the quality and extent of service and advice furnished by the Advisor, (vi) the performance of the investment portfolio of the Trust, (vii) the quality of the investment portfolio of the Trust in relation to the investments generated by the Advisor for its own account, and (viii) all other factors such Independent Trustees may deem relevant.

          (b)  Review the  Trust's  investment  policies  at least  annually  to
     determine  that  such  policies   remain  in  the  best  interests  of  the
     Shareholders.

          (c Take reasonable steps to ensure that the Annual Report is sent to Shareholders pursuant to Section 10.1 and that the Annual Meeting is conducted pursuant to Article VII hereof.

          (d) Determine at least annually that the total fees and expenses of the Trust are reasonable in light of its Net Assets, Net Income, investment experience, and the fees and expenses of other comparable advisors in real estate. In this regard, the Independent Trustees will have the fiduciary responsibility for limiting Total Operating Expenses of the Trust to the greater of two percent (2%) of the Trust's Average Invested Assets or twenty-five percent (25%) of its Net Income in any fiscal year unless such Independent Trustees make a finding that a higher level of expenses is justified based on unusual or non-recurring factors which they deem sufficient.

          (e) [Intentionally omitted].

          (f) In cases in which an Appraisal of Trust property is deemed necessary or appropriate, select a qualified independent real estate appraiser to prepare the Appraisal.

          (g) Determine the adequacy of any non-cash consideration given upon the exercise of any options or warrants.

     The vote or consent of a majority of the independent Trustees qualified to act and present at any meeting of the Trustees or committee at which a quorum of Trustees or committee members is present will constitute the action of a majority of all of the Independent Trustees. All required determinations and the bases therefor will be reflected in the minutes of the Trustees' meetings.

                                   ARTICLE IV
                                    OFFICERS

     4.1 Officers. The officers of the Trust shall be a chairman of the board, a president and a secretary and, to the extent deemed necessary or appropriate by the Trustees, one or more executive or senior vice presidents, one or more vice presidents, a treasurer, and one or more assistant secretaries and assistant treasurers. Any two (2) or more offices may be held by the same person.

     4.2 Election and Term of Office. The officers of the Trust, except those officers appointed in accordance with the provisions of Section 4.3, shall be chosen by the Board of Trustees at its first meeting after each Annual Meeting of Shareholders. The officers of the Trust shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Trustees may be removed at any time by the affirmative vote of a majority of the entire Board of Trustees. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Trustees. The appointment as an officer of any Person who is an Affiliate of the Advisor shall be valid only if made or ratified with the approval of a majority of the Independent Trustees.

     4.3 Subordinate Officers. The Board of Trustees may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Trustees.

     4.4 Compensation. The salaries of all officers and agents of the Trust shall be fixed by the Board of Trustees.

     4.5  Chairman  of the Board.  The  chairman of the board shall be the Chief
Executive Officer of the Trust, unless the president is designated Chief Executive Officer by the Board of Trustees, and shall have general supervision, direction and control of the business of the Trust. He shall have general powers and duties of management, shall see that all orders and resolutions of the Board of Trustees are carried into effect, shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Trust, except where permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Trustees to some other officer or agent of the Trust, shall preside at all meetings of the Shareholders and Trustees at which he is present and shall perform such other duties as the Board of Trustees may prescribe.

     4.6 President. In the absence or disability of the chairman of the board, the president shall perform the duties and exercise the powers of the chairman of the board. In addition, the president shall have such other powers and duties as the Board of Trustees may prescribe, including without limitation serving as the Chief Executive Officer of the Trust, if so designated by the Board of Trustees.

     4.7 Executive or Senior Vice Presidents. The executive or senior vice presidents, if any, in the order of their seniority shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the Board of Trustees may prescribe.

     4.8 Vice Presidents. The vice presidents, if any, in the order of their seniority shall, in the absence or disability of the president and any executive vice presidents, perform the duties and exercise the powers of the president, and shall perform such other duties as the Board of Trustees may prescribe.

     4.9 Secretary. The secretary shall keep or cause to be kept at the registered office of the Trust or such other place as the Board of Trustees may order a record of all meetings of the Shareholders and the Board of Trustees and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Trustees, and shall perform such other duties as may be prescribed by the Board of Trustees, the chairman of the board or the president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and shall affix the same to any instrument requiring it.

     The Secretary shall keep or cause to be kept at the registered office of the Trust or at the office of the Trust's transfer agent a Share register or a duplicate Share register in which shall be recorded the number of Shares subscribed, the names of the owners of the Shares, the number of Shares owned by each Shareholder, the amount of Shares paid, and by whom, and the transfer of such Shares with the date of transfer.

     4.10 Assistant Secretaries. The assistant secretaries, if any, in order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Trustees may prescribe.

     4.11 Treasurer. The treasurer, if any, shall have the custody of the Trust's funds and Securities, shall keep and maintain or cause to be kept and maintained full and accurate accounts of the properties and business transactions of the Trust in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees. The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the president and Trustees, at the regular meetings of the Board of Trustees or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Trust. If required by the Board of Trustees, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Trust. The Treasurer shall have such other powers and shall perform such other duties as may be prescribed by the Board of Trustees.

     4.12 Assistant Treasurer. The assistant treasurers, if any, in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the Board of Trustees may prescribe.

                                   ARTICLE V
                    ADVISOR; LIMITATION ON OPERATING EXPENSES

     5.1 Employment of Advisor. Anything herein to the contrary notwithstanding, the Trustees shall have continuing exclusive authority over the management of the Trust and shall be responsible for the general policies of the Trust and for generally supervising the business of the Trust as conducted by all officers, agents, employees, advisors, managers or independent contractors of the Trust to ensure that such business conforms to the provisions of these Bylaws. However, the Trustees shall not be required personally to conduct all the business of the Trust, and consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with any Person or Persons (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefor employ or contract with an Advisor and the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable; provided, however, that any determination to employ or contract with an Advisor which is a Trustee or which is an Affiliate of a Trustee shall be valid only if made or ratified with the approval of a majority of the Independent Trustees.

     The Trustees (subject to the provisions of Sections 5.3 and 5.5) shall have the power to determine the employment terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

     5.2 Qualification of Advisor. Prior to entering into or renewing a contract with an Advisor, the Trustees shall evaluate the performance of the Advisor and determine that the proposed Advisor possesses sufficient qualifications to perform the advisory function for the Trust and to justify the compensation to be paid to it for its services. The criteria used by the Trustees in evaluating the performance of the Advisor shall be reflected in the minutes of the Trustees' meeting at which such evaluation takes place.

     5.3 Contract with Advisor. The Trustees shall not enter into any contract with an Advisor unless such contract has a term of no more than one (1) year; provided, however, that the initial term of any contract with the Advisor may be for a period ending December 31, 1985. The contract with the Advisor shall also provide that it may be terminated without cause by a majority of the Trustees, a majority of the Independent Trustees, or the Advisor, on sixty (60) days written notice, and that, in the event of its termination, the Advisor will cooperate with the Trust and take all reasonable steps requested to assist the Trustees in making an orderly transition of the advisory function.

     5.4 Other Activities of the Advisor. The Advisor shall not be required to administer the investment activities of the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of services and advice to other Persons (including other real estate investment trusts) and the management of other investments (including investments of the Advisor and its Affiliates). The Trustees may request the Advisor to engage in other activities which complement the Trust's investments, and the Advisor may receive compensation or commissions therefor from the Trust or other Persons.

     The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Trust which is consistent with the investment policies and objectives of the Trust, but neither the Advisor nor any Affiliate of the Advisor (subject to any applicable provisions of Sections
9.3 and 9.4) shall be obligated to present any particular investment opportunity to the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust and, subject to the foregoing, shall be protected in taking for its own account or recommending to others such particular investment opportunity. The Advisor or its Affiliates, or a combination thereof, may enter into joint ventures or other lawful combinations or associations with the Trust in connection with the acquisition and ownership of real property investments; provided, however, that in such event the Trust or an Affiliate or both taken together shall at all times own a controlling interest in such joint venture, combination or association and provided, further, that the terms and conditions of any such joint venture, combination or association shall be unanimously approved by the Trustees.

     5.5 Limitation on Total Operating Expenses of the Trust. The Total Operating Expenses of the Trust for any fiscal year of the Trust shall, in the absence of a satisfactory showing to the contrary, be deemed to be excessive if they exceed an amount equal to the greater of two percent (2%) of the Average Invested Assets of the Trust or twenty-five percent (25%) of its Net Income for such year.

     Pursuant to Section 3.4 hereof, the Independent Trustees shall have the fiduciary responsibility of limiting the Total Operating Expenses of the Trust to amounts that do not exceed these limitations unless such Independent Trustees shall have made a finding that, based on unusual or non-recurring factors which the Independent Trustees deem sufficient, a higher level of expenses is justified for such fiscal year. In addition, any time the Total Operating Expenses of the Trust exceed the limitations set out above for any twelve (12) month period ending at the end of a fiscal quarter of the Trust, the shareholders shall receive written disclosure of such fact, together with an explanation of the factors that the Independent Trustees considered in arriving at the conclusion that the excess operating expenses were justified, if such was the conclusion of the Independent Trustees, within sixty (60) days after the end of such fiscal quarter. In the event the Independent Trustees do not determine that the excess operating expenses for a fiscal year are justified, the Advisor shall reimburse the Trust, at the end of the fiscal year, for the amount of such excess expenses for such fiscal year; provided, however, that no such refund shall be in an amount exceeding the amount of regular compensation paid to the Advisor for such fiscal year and any unrefunded amounts shall not cumulate from year to year. Moreover, each contract made with an Advisor shall specifically provide that, in the event the Independent Trustees do not determine that any excess operating expenses for a fiscal year are justified, the Advisor shall reimburse the Trust at the end of such fiscal year the amount of any such excess expenses for such fiscal year; provided, however, that no such refund shall be in an amount exceeding the amount of regular compensation paid to the Advisor for such fiscal year and any unrefunded amounts shall not cumulate from year to year.

                                   ARTICLE VI
                                INVESTMENT POLICY

     6.1 General Statement of Policy. The Trustees intend initially, or to the extent funds are not fully invested in real property as described below, to invest the Trust Estate in investments such as (a) short-term government Securities, certificates of deposit and bank deposits, (b) Securities of government agencies, (c) bankers' acceptances, (d) certificates of deposit, (e) deposits in commercial banks, (f) participations in pools of mortgages or bonds and notes (such as Federal Home Loan Mortgage Corporation participation sale certificates ("Freddie Mac PC's"), Government National Mortgage Association modified pass-through certificates ("Ginnie Mae's") and Federal National
Mortgage Association bonds and notes ("Fannie Mae's"), (g) other short-term investment Securities and money market funds, and/or (h) such other investments as shall be approved by a majority of the Trustees. Otherwise, the Trustees intend to invest the major portion of the Trust Estate in ownership or other interests in real property or in Persons involved in owning, operating, leasing, developing, financing or dealing in real property (which investments shall ordinarily be made in connection with properties having income-producing capabilities). The Trustees may make commitments to make investments consistent with the foregoing policies. The Trust may also participate in the investments with other investors, including investors (which, subject to Section 5.4, may include the Advisor or its Affiliates) having investment policies similar to those of the Trust, on the same or different terms, and the Advisor may act as advisor to such other investors, including investors who have the same investment policies.

     It is the intention of the Trustees that the net proceeds of any offering of Shares (less reserves and except for interim investments) will initially be invested primarily in commercial and industrial income-producing real property; however, the Trust may invest in other types of income-producing real properties which could include, but are not limited to, apartment complexes. The maximum amount of aggregate mortgage indebtedness which may be incurred by the Trust in connection with its properties may not exceed eighty percent (80%) of the value of all of its properties on a combined basis, as determined by Appraisals; provided, however, that this limitation shall not be applicable until the conclusion of the Trust's initial public offering of its Shares. Such indebtedness may be in the form of temporary or permanent financing from banks, institutional investors and other lenders, which indebtedness may be secured by mortgages or other interests in the properties owned by the Trust, including "wrap-around" or other "all-inclusive" mortgages. The Trust may also obtain temporary financing from the Advisor or its Affiliates; provided, however that the interest and other financing charges or fees applicable to such temporary financing may not exceed the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality of the property and, provided, further, that there can be no prepayment charge or penalty in connection with such loans. The Trust shall not be limited as to the amount or percent of assets which may be invested in any one property.

     The Trust may take purchase money obligations as part payment in connection with sales of properties by the Trust. When a purchase money obligation is accepted in lieu of cash upon the sale of a Trust property, the Trust will continue to have a debt interest in the property and the proceeds of the sale will be realized over a period of years rather than at closing.

     The Trustees shall endeavor to invest the Trust's assets in accordance with the investment policies set forth in this Article VI, but the failure so to invest its assets shall not affect the validity of any investment made or action taken by the Trustees.

     The general purpose of the Trust is to seek income which qualifies under the REIT Provisions of the Internal Revenue Code. The Trustees, at such time as it is in the best interests of the Shareholders to do so, intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Internal Revenue Code with respect to the composition of the Trust's investments and the derivation of its income; provided, however, that neither the Advisor nor any Trustee, officer, employee, agent, investment advisor or independent contractor of the Trust shall be liable for any act or omission, intentional or otherwise, resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his or its own gross negligence or willful or wanton misconduct; and, provided further, that for the period of time during which the portfolio of equity investments is developed, the Trust's assets may be invested in investments with income which does not qualify under the REIT Provisions of the Internal Revenue Code.

     6.2  Restrictions. The Trust shall not:

          (a) Invest in any foreign currency (except as necessary for the offer of the Trust's Securities in a foreign state), bullion, commodities, or commodities futures contracts, except as permitted in Section 6.1 hereof;

          (b) Invest in contracts for the sale of real estate, except in conjunction with the acquisition or sale of real property;

          (c) Engage in any short sale, except in connection with a long sale;

          (d) [Intentionally omitted];

          (e) Invest in junior  mortgage  loans,  except as permitted in Section
     6.1 hereof;

          (f) Engage in trading as compared with investment activities, or engage in the business of underwriting or agency distribution of Securities issued by others, but this prohibition shall not prevent the Trust from selling participations or interests in real property or from investing in investments authorized under Section 6.1 hereof;

          (g) Hold property primarily for sale to customers in the ordinary course of the trade or business of the Trust, but this prohibition shall not be construed to deprive the Trust of the power to sell any property which it owns at any time;

          (h) Invest in unimproved real property, which shall mean property which has the following three characteristics: (i) it was not acquired for the purpose of producing rental or other operating income, (ii) no development or construction is in process thereon, and (iii) no development or construction is planned in good faith to commence thereon within one year;

          (i) [Intentionally omitted];

          (j) [Intentionally omitted];

          (k) Incur aggregate mortgage indebtedness in connection with its investment properties in excess of eighty percent (80%) of the value of all of its investment properties as determined by Appraisals; provided, however, that this provision shall not be applicable until the conclusion of the Trust's initial public offering of its Shares; or

          (l) Purchase insurance from an Affiliate of the Trust or from the Advisor or its Affiliates.

     Notwithstanding provisions to the contrary, the foregoing limitations shall not limit the manner in which any required investment by the Advisor or its Affiliates in the Trust is made or preclude the Trust from structuring an investment in real property to minimize Shareholder liability and facilitate the investment policies of the Trust under Article VI hereof.

     6.3 Appraisals. The consideration paid for real property acquired by the Trust shall ordinarily be based on the fair market value of such property as determined by a majority of the Trustees. In cases in which a majority of the Independent Trustees so determine, such fair market value shall be determined by Appraisal.

                                  ARTICLE VII
                            MEETINGS OF SHAREHOLDERS

     7.1 Place of Meetings. All meetings of the shareholders shall be held at the registered office of the Trust, or at such other place, within or without the State of Missouri, as the Trustees may specify in the notice of such meeting.

     7.2 Annual Meetings.

          (a) Time of Holding. The Annual Meeting of Shareholders shall be held on the second Tuesday in May of each year, commencing in May of 1987, at 10:00 o'clock a.m., provided, however, that if such day is a legal holiday, then any such Annual Meeting of Shareholders shall be held on the next business day following. At such Annual Meeting, Trustees shall be elected by the cumulative voting procedures prescribed by the Missouri statutes, and such other business shall be transacted as may properly be brought before the Annual Meeting.

          (b) Notice. Written or printed notice of the Annual Meeting shall be given to each Shareholder of record entitled to vote, either personally or by first-class mail or other means of written communication, charges prepaid, addressed to such Shareholder at such address as appears on the records of the Trust. Notice shall be deemed to have been delivered at the time when delivered personally or deposited in the mail or sent by other means of written communication, properly addressed and with all charges thereon prepaid. All such notices shall be delivered or given to each Shareholder entitled thereto not less than ten (10) nor more than fifty
     (50) days before the date of the Annual meeting and shall state the place, day and hour of the meeting.

     7.3 Special Meetings.

          (a) How Called. Special meetings of the Shareholders, for any purpose or purposes, may be called by the chief executive officer or president of the Trust, by a majority of the Trustees or by a majority of the Independent Trustees and shall be called by any officer of the Trust upon receipt, either in person or by registered mail, from Shareholders holding in the aggregate not less than ten percent (10%) of the outstanding Shares of a written request for a special meeting which states the purpose or purposes of the requested meeting. Within ten (10) business days after receipt of any such request from Shareholders, the officer receiving the request shall cause notice of a special meeting to be given to each Shareholder of record entitled to vote at such meeting in accordance with the provisions of Section 7.3(b) hereof. Any such special meeting called on the request of Shareholders shall be held on a date not less than twenty
     (20) nor more than sixty (60) days after the receipt of the request and at a time and place convenient to the Shareholders. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a special meeting of Shareholders called other than upon the request of ten percent (10%) of the Shareholders may be held.

          (b) Notice. Notices of special meetings shall be given in the same manner as for Annual Meetings. In addition to stating the place, day and hour of a special meeting, the notice of a special meeting shall state the nature of the business to be transacted at the meeting and that no other business shall be considered at the meeting.

          (c) Business Transacted. The business transacted at any special meeting of Shareholders shall be confined to the purposes stated in the notice of the meeting.

     7.4 Closing of Transfer Books and Fixing of Record Dates. The Board of Trustees shall have power to close the Share transfer books of the Trust for a period not exceeding fifty (50) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of Shares shall go into effect; provided, however, that, in lieu of closing the Share transfer books as aforesaid, the Board of Trustees may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of the Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at the meeting, and any adjournment thereof, or entitled to receive payment of the dividend, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion or exchange of Shares. In such case only the Shareholders who are shareholders of record on the date of closing the Share transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after the date of closing of the Share transfer books or the record date fixed as aforesaid. If the Board of Trustees shall not have closed the Share transfer books or set a record date for the determination of its Shareholders entitled to notice of, and to vote at, a meeting of Shareholders, only the Shareholders who are shareholders of record at the close of business on the twentieth (20th) day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Trust by all of the shareholders of record at the time the meeting is convened, only the Shareholders who are Shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting or at any adjournment thereof.

     7.5 Quorum. A majority of the Shares issued and outstanding and entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business, except as otherwise provided by statute. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Articles of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such questions. If a quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power successively to adjourn the meeting to a specified date not more than ninety
(90) days after such adjournment, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     7.6 Voting of Shares. Except as provided in this Section 7.6, each outstanding Share entitled to vote under the provisions of the Articles of Incorporation shall be entitled to one vote on each matter submitted to a vote of the Shareholders. Every Shareholder entitled to vote at any election for Trustees shall have the right to cumulate his votes and to give one candidate a number of votes equal to the number of Trustees to be elected multiplied by the number of votes to which his Shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit.

     7.7 Action by Written Consent. Any action which may be taken at any meeting of the Shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

     7.8 Proxies. Every Person entitled to vote or execute consents shall have the right to do so either in person or by proxy appointed by a proper instrument in writing executed by the Shareholder or his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if it is coupled with an interest sufficient in law to support an irrevocable power of attorney.

                                  ARTICLE VIII
                                 SHARES OF STOCK

     8.1 Certificates. The certificates representing Shares of the Trust shall be numbered and shall be entered in the books of the Trust as they are issued. They shall exhibit the name of the registered holder and number of shares represented thereby and the par value of each Share and shall be signed by the chairman of the board and the secretary or by such other officers authorized so to do by law and shall bear the seal of the Trust or a facsimile thereof. The Persons in whose names certificates are registered on the records of the Trust shall be deemed the absolute owners of the shares represented thereby for all purposes of the Trust; but nothing herein contained shall be deemed to preclude the Trustees or officers or their agents or representatives, from inquiring as to ,he actual ownership of Shares. Until a transfer is duly registered on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The payment thereof to the Person in whose name any shares are registered on the records of the Trust or to the duly authorized agent of such Person (or, if such Shares are so registered in the names of more than one Person, to any one of such Persons or to the duly authorized agent of any such Person) shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of the full consideration for which they have been issued.

     8.2 Transfer Agent, Dividend Disbursing Agent, Dividend Reinvestment Plan Agent and Registrar. The Trustees shall have the power to employ one or more transfer agents, dividend disbursing agents, dividend reinvestment plan agents and registrars, including Affiliates of the Advisor; provided, however, that any determination to employ an Affiliate of the Advisor in any such capacity shall be valid only if made or ratified with the approval of a majority of the Independent Trustees. The Trustees may authorize any such Persons on behalf of the Trust to keep records, to hold, disburse and reinvest any dividends and distributions, and to have and perform in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders such powers and duties customarily had and performed by transfer agents, dividend disbursing agents, dividend reinvestment plan agents and registrars as may be conferred upon them by the Trustees.

     8.3 Transfer Agents and Registrars; Facsimile Signatures. If the Board of Trustees appoints one or more transfer agents or transfer clerks or one or more registrars, the Board of Trustees may require all certificates for Shares to bear the signature or signatures of any of them. Where a certificate is signed (a) by a transfer agent or an assistant or co-transfer agent, or (b) by a transfer clerk or (c) by a registrar or co-registrar, the signatures of the president and secretary or other authorized officers of the Trust thereon may be facsimile. Where a certificate is signed by a registrar or co-registrar the certificate of any transfer agent or co-transfer agent thereon may be by facsimile signature of the authorized signatory of such transfer agent or co-transfer agent. In case any officer or officers of the Trust who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease , to be such officer or officers of the Trust, whether, because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Trust, such certificate or certificates may, nevertheless, be issued and delivered as though the Person or Persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Trust.

     8.4 Lost Certificates. The holder of any Shares of the Trust shall immediately notify the Trust and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the Person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with respect to the certificate alleged to have been lost or destroyed.

     8.5 Transfer of Shares. The Shares of the Trust shall be transferable only upon the books of the Trust by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Trust or the transfer agent of the Trust of a certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Trust to issue a new certificate to the Person entitled thereto, cancel the old certificate and record the transaction upon its books.

     8.6 Registered Shareholders. The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and shall not be bound to recognize any legal, equitable or other claim to, or interest in, such Share or Shares on the part of any other Person, whether or not it or they shall have express or other notice thereof, and shall not be liable for any registration or transfer of shares which are registered, or to be registered, in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary, or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

     8.7 Shareholders' Disclosure; Call of Shares; Right to Refuse to Transfer Shares or Warrants. The Shareholders, any holders of warrants or similar rights to purchase shares, and any proposed transferee of Shares or warrants or similar rights to purchase Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of the Shares and warrants or similar rights to purchase Shares and any proposed or requested transfer thereof as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code and the regulations thereunder, as the same shall be from time to time amended, or to comply with the requirements of any other taxing authority, or which the Trustees deem necessary to avoid violation of state or federal securities laws. Several different Share ownership tests have to be satisfied in order for the Trust to qualify as a REIT or for the Trust's income to satisfy certain income tests applicable to REITs. Pursuant to the Internal Revenue Code, Share ownership is not determined in the same manner for each test. Depending upon the particular test with which compliance is being determined, a Shareholder's Share ownership may be determined (i) without applying any rules of attribution; (ii) pursuant to Section 318 of the Internal Revenue Code; or (iii) pursuant to Sections 542(a) and 544 of the Internal Revenue Code.

          (a) If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated to an extent which would prevent the Trust from qualifying as a REIT under the REIT Provisions of the Internal Revenue Code, the Trust shall have the power by lot or other means deemed equitable by the Trustees, to call a number of Shares sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements for a REIT; provided, however, that failure to call Shares as provided herein shall not render the Trustees or any Shareholder or officer liable to anyone for such failure. The call price shall be equal to (i) the last reported sale price of the Shares on the last business day prior to the call date on the principal national securities exchange on which the Shares are listed or admitted to trading, or (ii) if the Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by NASDAQ, National Quotation Bureau incorporated or a similar organization selected by the Trust for such purpose, or (iii) if no quotations for the Shares are available, as determined in good faith by the Trustees. From and after the date fixed for such call by the Trustees, the holder of any Shares so called shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Shares, excepting only the right to payment of the call price fixed as aforesaid.

          (b) If the Trustees shall, at any time and in good faith, be of the opinion, which opinion shall be conclusive upon any proposed transferor or proposed transferee of Shares or warrants or similar rights to purchase Shares, that any proposed transfer or exercise would jeopardize the status of the Trust as a REIT under the Internal Revenue Code, as now enacted or as hereafter amended, or would violate state or federal securities laws or regulations, the Trustees may refuse to permit such transfer or exercise;

     provided, however, that failure to refuse to permit such transfer or exercise as provided herein shall not render the Trustees or any Shareholder or holder of warrants or similar rights to purchase Shares or officer of the Trust liable to anyone for such failure. Any attempted transfer or exercise as to which the Trustees have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the Shares or warrants or similar rights to purchase Shares. All contracts for the sale or other transfer or exercise of Shares or warrants or similar rights to purchase Shares shall be subject to this provision.

          8.8 Limitation on Acquisition and ownership Of Shares and Warrants.

               (a) In order to guard against the concentration of ownership of Shares and warrants or similar rights to purchase Shares to an extent which is contrary to the requirements of the REIT Provisions of the Internal Revenue Code, no Person other than David L. Johnson may at any time subsequent to the Trust's commencement of business operations acquire ownership of or own, directly or indirectly, as determined pursuant to both (i) Section 318 and (ii) Sections 542(a) and 544 of the Internal Revenue Code, (A) a number of Shares in excess of 7.6% of the outstanding shares of the Trust, or (B) an aggregate number of Shares and warrants and similar rights to purchase Shares in excess of 7.6% of the aggregate number of outstanding Shares and warrants and similar rights to purchase Shares. David L. Johnson may not at any time subsequent to the Trust's commencement of business operations acquire ownership of or own, directly or indirectly, as determined pursuant to both (i) Section 318 and (ii) Sections 542(a) and 544 of the Internal Revenue Code, (A) a number of Shares in excess of 19.6% of the outstanding shares of the Trust, or (B) an aggregate number of Shares and warrants and similar rights to purchase Shares in excess of 19.6% of the aggregate number of outstanding Shares and warrants and similar rights to purchase Shares. In addition, no Shares shall be transferred (or issued, for example, upon the exercise of warrants) and no warrants shall be transferred to any Person if, following such transfer, such Person's direct or indirect ownership of Shares and warrants and similar rights to purchase Shares would exceed these limits.

               (b) If Shares or warrants or similar rights to purchase Shares are acquired by any Person in violation of this Section 8.8, such acquisition shall be valid only to the extent it does not result in a violation of this Section 8.8, and such acquisition shall be null and void with respect to the excess ("Excess Shares" and/or "Excess Warrants"). Excess Shares shall be deemed to have been acquired and to be held on behalf of the Trust, and, as the equivalent of treasury shares for such purpose, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution. Excess Warrants shall be deemed to be void.

               (c) The Trust shall, if deemed necessary or desirable to implement the provisions of this Section 8.8, include on the face or back of each Share or warrant certificate issued by the Trust an appropriate legend referring the holder of such certificate to the restrictions contained in this
          Section 8.8 and stating that the complete text of this Section 8.8 is on file with the Secretary of the Trust at the Trust's registered office.

               (d) Nothing herein contained shall limit the ability of the Trustees to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a qualified REIT under the Internal Revenue Code.

               (e) If any provision of this Section 8.8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and the other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

     8.9 Dividends or Distributions to Shareholders. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, Shares, other Securities or other property, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine and as may be permitted by law. Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The Trustees shall furnish the Shareholders after the close of each fiscal year with a statement in writing advising as to the source of the funds so distributed during such fiscal year.

                                   ARTICLE IX
                       LIABILITY OF TRUSTEES, SHAREHOLDERS
                         AND OFFICERS AND OTHER MATTERS

     9.1 Exculpation of Trustees, Officers and Others. The Trustees are required to perform their duties with respect to the Trust's business in good faith and in a manner believed by the Trustees to be in or not opposed to the best interests of the Trust. A Trustee who performs his duties in accordance with the foregoing standards and without gross negligence or willful or wanton misconduct shall not be liable to any Person for failure to discharge his obligations as a Trustee. Notwithstanding the additional responsibilities of Independent Trustees, an Independent Trustee shall not have any greater liability than that of a Trustee who is not an Independent Trustee.

     Moreover, the Trust's officers, employees and other agents are also required to act in good faith and in a manner believed by them to be in or not opposed to the best interests of the Trust. An officer, employee or other agent who performs his duties in accordance with the foregoing standards and without gross negligence or willful or wanton misconduct shall not be liable to any Person for failure to discharge his obligations as an officer, employee or agent.

     9.2 (a) Actions Involving Directors, Officers and Employees. The Trust shall indemnify any person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Trust), or who is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Trust, by reason of the fact that such person is or was a director, officer or employee of the Trust, or is or was serving at the request of the Trust as a director, officer, partner or employee of another trust, partnership, joint venture, corporation or other enterprise, against any and all claims, damages, losses, costs or expenses of every kind and nature, including, but not limited to, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, that no such person shall be indemnified by the Trust (a) with respect to remuneration paid to such person if it shall be finally adjudged that such remuneration was in violation of law; (b) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of the Trust pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;
     (c) from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or (d) to the extent that such indemnification shall otherwise be finally adjudged to be unlawful.

          (b) Actions Involving Agents. The Trust may indemnify any person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Trust), or who is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Trust, by reason of the fact that he is an agent of the Trust, or is or was serving at the request of the Trust as an agent of another trust, partnership, joint venture, corporation or other enterprise, against any and all claims, damages, losses, costs or expenses of every kind and nature, including, but not limited to, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by aim in connection with such action, suit or proceeding, provided, that an agent shall not be indemnified by the Trust from or on account of conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

          (c) Determination of Right to Indemnification. (1) Any indemnification under Section (a) hereof, unless ordered by a court, shall be made by the Trust unless a determination is reasonably and promptly made that indemnification of the director, officer or employee is not proper in the circumstances because he has not satisfied the conditions set forth in Section (a). Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the Shareholders; provided, that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

               (2) Any indemnification under Section (b) hereof, unless ordered by a court, shall be made by the Trust only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section (b). Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
          (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the Shareholders.

          (d) Advance Payment of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Trust in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Trust as authorized in this Section 9.2.

          (e) Not  Exclusive  Right.  The  indemnification  provided for in this
     Section 9.2 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, statute, agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Board shall have the power to cause the Trust to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a director, officer, partner, employee or agent of another trust, partnership, joint venture, corporation or other enterprise against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability under the provisions of this Section 9.2. In addition, without limiting the other provisions of this Section 9.2, the Trust is authorized from time to time, without further action by the Shareholders of the Trust, to enter into agreements with the directors and officers of the Trust providing such rights of indemnification as the Trust may deem appropriate, up to the maximum extent permitted under this Section 9.2 or any law of the state of Missouri as now in effect or hereafter amended. Any indemnification, whether required under this Section 9.2, or permitted by statute or otherwise and not expressly contained in this Section 9.2, shall continue as to a person who has ceased to be a director, officer or employee of the Trust and shall inure to the benefit of the heirs, executors and administrators of such person.

     9.3 Right of Trustees, Officers and Others to Own Shares or Other Property and to Engage in Other Business. Any Trustee, officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee, officer, employee or agent of the Trust. Any Trustee, officer, employee or agent of the Trust may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of others, of interests in real property or interests in Persons engaged in the real estate business, including Persons authorized as investments pursuant to Section 5.4 hereof. In addition, any Trustee, officer, employee or agent of the Trust may take for his own account or recommend to others any particular investment opportunity and shall be under no obligation to present any particular investment opportunity to the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust and, subject to the foregoing, shall be protected in taking for his own account or recommending to others any particular investment opportunity. Subject to the provisions of Section 2.13 and Article V, any Trustee, officer, employee or agent may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer.

     9.4 Transactions Between the Trust, the Trustees, the Advisor, and Certain Affiliates. No contract, act or other transaction between the Trust and any Trustee, officer of the Trust, or other Person in which any such Trustee or officer is directly or indirectly interested or with which any such Trustee or officer is directly or indirectly connected or of which any such Trustee or officer is a trustee, partner, director, officer or retired officer shall be valid unless approved by a vote of a majority of the disinterested Trustee(s). Except as prohibited by these Bylaws, and in the absence of fraud, a contract, act or other transaction between the Trust and any other Person, or in which the Trust is interested, shall be valid even though (a) one or more of the Trustees or officers are directly or indirectly interested in or connected with, or are trustees, partners, directors, officers or retired officers of such other Person, or (b) one or more of the Trustees or officers of the Trust, individually or jointly with others, is a party or are parties to, or directly or indirectly interested in, or connected with, such contract, act or transaction. No Trustee or officer who is aware of the conflict or relationship shall be under any disability from or have any liability as a result of entering into any such contract, act or transaction, provided that such interest or connection is disclosed or known to the Trustees and thereafter the Trustees in good faith authorize such contract, act or other transaction by the vote of a majority of the disinterested Trustee(s).

     The Trust shall not sell, directly or indirectly, any of its real property to any Trustee or officer of the Trust, the Advisor, or any Affiliate thereof, and no such Person shall sell any property to the Trust unless:

          (a) the property was purchased by any of the foregoing Persons for the purpose of accumulating a portfolio of investments for the Trust under circumstances which are fully disclosed in the prospectus by which Shares are initially offered to the public;

          (b) the property was purchased by any of the foregoing Persons for the purpose of its subsequent acquisition by the Trust upon completion of financing arrangements by the Trust;

          (c) the property or option thereon was purchased or taken by any of the foregoing Persons in its own name and title and was temporarily held in such name for the purpose of facilitating the acquisition of such property by the Trust or facilitating the borrowing of money or obtaining of financing for the Trust or for any other purpose related to the business of the Trust and the property or option thereon is purchased by the Trust for a cash payment no greater than the cost of the property or option to such Person; provided, however, that the Trust may, if the proceeds of the Trust's sale of Shares from its initial public offering are insufficient to make (or repay indebtedness incurred to make) required cash payments in connection with the acquisition of any property or properties acquired prior to the termination of such initial public offering, sell to the Advisor or any Affiliate thereof such property or properties (or sell to the Advisor or an Affiliate of the Advisor an interest therein) but only on terms which provide for cash payments to the Trust equal to the Trust's cash payments made and the assumption of all indebtedness incurred in connection with the acquisition of such property or properties by the Trust and only if, in the opinion of the Independent Trustees, the Trust will be unable to obtain a higher price for such property or properties from an unaffiliated third party;

          (d) the purchase or sale was made on terms no less favorable to the Trust than those that could have been obtained in a comparable transaction on an arm's length basis from a person who is not an affiliate of the Trust and the purchase or sale was approved by unanimous vote of the disinterested Independent Trustees.

     Nothing herein, however, shall be deemed to preclude the Trust from entering into a joint venture with any such Persons with respect to Trust real property as otherwise permitted herein.

     Except as otherwise provided in these Bylaws, the Trust shall not, directly or indirectly, engage in any transaction with any Trustee, officer or employee of the Trust or any partner, officer or employee of the Advisor, or of any company or other organization of which any of the foregoing is an Affiliate, except for (i) the execution and performance of the agreements and the making of investments contemplated by Articles V and VI hereof, (ii) transactions involving the purchase of Securities of the Trust by the Advisor and its Affiliates upon the inception of the Trust to satisfy minimum capital requirements of applicable laws and regulations of states having jurisdiction and transactions involving the purchase of Securities of the Trust on the same terms on which such Securities are then being offered to all holders of any class of Securities of the Trust or to the public, (iii) entering into joint ventures or partnerships with the Advisor or its Affiliates including other programs sponsored by the Advisor; (iv) transactions with the Advisor or Affiliates thereof involving loans, advances, allocations of overhead and other operating expenses, acquisition and investment advisory services, real estate brokerage services on the purchase and sale of real property, real property management and leasing services, personal property leasing services, or other services, provided such transactions are on terms not less favorable to the Trust than the terms on which non-affiliated parties are then making similar loans or performing similar services for comparable entities in the same area and are not entered into on an exclusive basis with such Person, (v) transactions necessary to comply with minimum sponsor contribution requirements, or (vi) transactions made or ratified with the unanimous approval of the Trustees; provided, however, that any transaction referred to in clause (iv) relating to payments to the Advisor and its Affiliates for services rendered in a capacity other than as Advisor may only be made (A) upon a determination by the Independent Trustees that the compensation is fair and reasonable and not greater than the charges for comparable services available from others who are competent and not Affiliates of the parties involved, and (B) with the approval of a majority of the Independent Trustees. The simultaneous acquisition by the Trust and the Advisor or any Affiliate of the Advisor of participations in any investment shall not be deemed to constitute the purchase or sale of property by one of them to the other. This Section 9.4 shall not prevent the payment to any Person of commissions or fees for the so-called "private placement" of Securities with investors.

     9.5 Persons Dealing with Trustees or Officers. Any act of the Trustees or officers purporting to be done in their capacity as such shall, as to any Persons dealing in good faith with such Trustees or officers, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees and officers. The Trustees may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Trust. No Person dealing in good faith with the Trustees or any of them, or with the authorized officers, employees, agents or representatives of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, employees, agents, or representatives of the Trust, for moneys or other consideration, shall be binding upon the Trust.

     9.6 Reliance. The Trustees and officers may consult with counsel and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the president or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

     9.7 Income Tax Status. The Trustees shall use their best efforts to refrain from any action which, in their good faith judgment, would adversely affect the status of the Trust as a REIT, as defined in the Internal Revenue Code and the rules and regulations thereunder, once such status is achieved. Anything to the contrary herein notwithstanding and without limitation of any rights of indemnification or non-liability of the Trustees herein, however, said Trustees by these Bylaws make no commitment or representation that the Trust will qualify as a REIT, as defined in the Internal Revenue Code and the rules and regulations thereunder in any given year. The failure of the Trust to qualify as a REIT under the Internal Revenue Code shall not render the Trustees liable to the Shareholders or to any other Person or in any manner operate to annul the Trust.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 Reports to Shareholders.

          (a) Within one hundred twenty (120) days after the close of each fiscal year of the Trust or as soon thereafter as practicable, the Trustees shall mail a report of the business and operation of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a balance sheet and a statement of income and surplus of the Trust. Such financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by the report of an independent certified public accountant thereon. A manually signed copy of the accountant's report shall be filed with the Trustees. The Independent Trustees shall take reasonable steps to ensure that this requirement is met.

          (b) At least quarterly the Trustees shall send interim reports to the Shareholders. The interim reports shall be in such form and have such content as the Trustees deem proper. The interim reports shall include a statement of the aggregate amount of advisory fees and the aggregate amount of other fees paid during the preceding quarter to the Advisor and its Affiliates by the Trust and by third parties based upon their relationship with the Trust.

     10.2 Notices. Any notice of meeting or other notice, communication or report to any Shareholder or Trustee shall be deemed duly delivered to such Shareholder or Trustee when such notice, communication or report is deposited, with postage prepaid, in the United States mail, addressed to such Shareholder or Trustee at his address as it appears on the records of the Trust, or is delivered in person to such Shareholder.

     Whenever any notice is required to be given, a waiver thereof in writing signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     10.3 Inspection of Bylaws. The Trust shall keep at its registered office in the County of St. Louis, State of Missouri, the original or a copy of the Articles of Incorporation and Bylaws of the Trust and any amendments thereto, all of which shall be open to inspection by Shareholders during normal business hours.

     10.4 Inspection of Corporate Records. The books and records of the Trust, including Shareholder records, shall be open to inspection by an Administrator or by any Shareholder during normal business hours at the registered office of the Trust in the County of St. Louis, State of Missouri upon the written request of such Administrator or Shareholder. A list of the names and addresses of all Shareholders shall be maintained as part of the books and records of the Trust.

     10.5 Checks. All checks or demands for money and notes of the Trust shall be signed by such officer or officers, or such other Person or Persons as the Board of Trustees may from time to time designate.

     10.6 Fiscal Year. The fiscal year of the Trust shall commence on January 1 and close on December 31.

     10.7 Seal. The seal of the Trust shall have inscribed thereon the name of the Trust, the year of its incorporation, the words "Corporate Seal" and "Missouri", and such other inscriptions as the Board of Trustees may deem appropriate. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     10.8 Power of Shareholders in Event of Merger or Sale of Assets.

          (a) The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding Shares entitled to vote thereon shall be required to approve the nature and amount of the consideration and the other principal terms of any merger or consolidation of the Trust with any Person.

          (b) The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding Shares entitled to vote thereon shall be required to approve the sale, lease, exchange or other disposition, other than by mortgage, deed of trust or pledge, of all or substantially all of the property and assets of the Trust, if such sale, lease, exchange or other disposition is not made in the usual and regular course of the business of the Trust.

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

     10.9 Conflicting Provisions.

          (a) The provisions of these Bylaws are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") would have the effect of preventing the Trust from qualifying as a REIT under the Internal Revenue Code, or are in conflict with other applicable federal or state securities laws or regulations or other applicable federal or state laws or regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws; provided, however, that no such determination by the Trust shall affect or impair any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of these Bylaws, with the Conflicting Provisions removed pursuant to such determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when lodged in the records of the Trust. The Trustees shall not be liable for failure to make any determination under this Section 10.9. Nothing in this Section 10.9 shall in any way limit or affect the right of the Trustees to amend these Bylaws as provided in Article XI.

          (b) If any provision of these Bylaws shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                                   ARTICLE XI
                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed or new bylaws may be adopted in lieu thereof by the affirmative vote of a majority of the Shares issued and outstanding and entitled to vote thereon; provided, however, that the Trustees may amend these Bylaws without the vote or consent of the Shareholders in the event the Trustees deem such necessary to conform these Bylaws to the requirements of the REIT Provisions of the Internal Revenue Code, to applicable state or federal securities laws or to other applicable state or federal laws or regulations, but the Trustees shall not be liable for failing to do so.


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